As filed with the Securities and Exchange Commission on July 19, 2017
Registration No. 333-207075

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________
Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of
incorporation or organization)
26-3335705
(I.R.S. employer
identification number)
_______________________________________
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
_______________________________________
Javier F. Bitar
Chief Financial Officer and Treasurer
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________
Copy to:
Michael K. Rafter
Nelson Mullins Riley & Scarborough, LLP
Atlantic Station
201 17th Street NW, Suite 1700
Atlanta, Georgia 30363
(404) 322-6000
_______________________________________
Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
_______________________________________

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the Registration Statement of Griffin Capital Essential Asset REIT, Inc. (the “Registrant”) on Form S-3, File No. 333-207075 (the “Registration Statement”), filed on September 22, 2015, which registered up to a maximum of 9,615,384 shares of common stock of the Registrant, par value $0.001 per share, to be sold pursuant to the Registrant’s distribution reinvestment plan.
In accordance with an undertaking of the Registrant contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the remaining securities covered by the Registration Statement that have not yet been sold as of the date of this Post-Effective Amendment. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it meets all of the requirements for filing on Form S-3 and that the Registrant has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on the Registrant's behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 19th day of July, 2017.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

BY:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kevin A. Shields*	Chief Executive Officer and Director	July 19, 2017
Kevin A. Shields	(Principal Executive Officer)

/s/ Javier F. Bitar	Chief Financial Officer and Treasurer	July 19, 2017
Javier F. Bitar	(Principal Financial and Accounting Officer)

/s/ Gregory M. Cazel*	Independent Director	July 19, 2017
Gregory M. Cazel

/s/ Ranjit M. Kripalani	Independent Director	July 18, 2017
Ranjit M. Kripalani

*By: Howard S. Hirsch, as attorney-in-fact, pursuant to Power of Attorney dated September 18, 2015.